EXHIBIT 23H(4)

                               Amidex Funds, Inc.

Amendment  Number  One  (1)  to  the  INVESTMENT   COMPANY  SERVICES   AGREEMENT
("Agreement") dated March 1, 1999 between Amidex Funds, Inc., TransNations Investments, LLC and Declaration Service Company.

Schedule C is hereby amended to add THE AMIDEX CANCER INNOVATIONS & HEALTHCARE FUND as a covered Portfolio, effective July 20, 2001.


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Date                               Clifford A. Goldstein, Amidex Funds, Inc.


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Date                               Clifford A. Goldstein, TransNations
                                   Investments, LLC


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Date                               Terence P. Smith, Declaration Service
                                   Company